Exhibit 99.1
ASCENT MEDIA CORPORATION ACQUIRES MONITRONICS
High-growth security monitoring company produces significant recurring revenue, strong operating margins and leveragable free cash flow
Differentiated dealer-based model has delivered strong revenue and EBITDA growth every year since inception

Englewood, CO — December 17, 2010 — Ascent Media Corporation (“Ascent” or the “Company”) (Nasdaq: ASCMA) today announced it has acquired Monitronics International, Inc. (“Monitronics”), one of the nation’s largest and fastest-growing security monitoring companies. The transaction was valued at approximately $1.2 billion, exclusive of certain hedge related and other liabilities but including the assumption of Monitronics’ existing structured financing. The cash portion of the merger consideration comprised an aggregate of $413 million and was funded by Ascent from cash on hand and $105 million in borrowings under a new $175 million credit facility.
Headquartered in Dallas, Texas, Monitronics provides monitored business and home security system services to more than 665,000 residential and commercial customers. Monitronics’ long-term monitoring contracts provide high margin, monthly recurring revenues that result in predictable and stable cash flow. Monitronics delivered revenue of $272 million and EBITDA of $187 million in its fiscal year ended June 30, 2010, increases of 16% and 22% respectively over 2009. In the 12 years from fiscal year ended June 30, 1998 to fiscal year ended June 30, 2010, Monitronics generated 22% compounded annual growth of revenue, making it one of the fastest growing companies in the industry.
Ascent’s Chief Executive Officer, William Fitzgerald commented, “We are pleased to announce this transaction which addresses AMC’s stated objective of acquiring an operating company with proven management that exhibits an impressive track record of success; a subscription-based business that delivers solid, predictable revenue and cash flow; and a business capable of sustaining growth in varying economic conditions. Monitronics, with its 16 consecutive years of revenue and EBITDA growth, meets all of these criteria. We look forward to the ongoing success of Monitronics under the continued stewardship of Mike Haislip, Mike Meyers and the entire Monitronics team and are confident that this transaction will provide attractive returns.”

Unlike traditional security monitoring business models, Monitronics utilizes an exclusive nationwide dealer network to sell, install and service the security systems it monitors. Monitronics purchases monitoring contracts from dealers and provides subscribers with a full spectrum of security alarm services including monitoring, customer service and technical support. The dealer-based business model allows Monitronics to grow its subscriber base without employing a national sales and installation force. Additionally, Monitronics outsources on-site technical support to its dealer network, further reducing expenses and driving recurring high margin revenue. The net result has been strong operating cash flow and the generation of high EBITDA margins which reached 68.6% in the fiscal year ended June 30, 2010.
Monitronics recently was the recipient of the 2010 Frost & Sullivan Company of the Year award in the North American alarm monitoring residential security market, a reflection of the Company’s great growth strategy and superior performance in areas such as leadership, technological innovation, customer service, and strategic product development.
Mike Haislip, President and CEO of Monitronics stated, “This is an opportunistic time to participate in the security monitoring industry and the transaction with Ascent provides Monitronics with a fantastic platform to further strengthen our leadership position in the $29 billion security market. Our unique business model that starts with our dealer network, allows us to build our subscriber base and scale the business, generating margins that can’t easily be matched by others in the industry. We look forward to working with Ascent on our growth plans and believe it will result in strong value creation for customers, shareholders and other stakeholders.”
Haislip added, “We would also like to thank ABRY for their ownership and support over the years. It was with their exceptional operational expertise and smart financial backing that we were able to build Monitronics into the company that it is today.”
Conference Call & Webcast
Ascent will discuss the Monitronics acquisition during a conference call to be held on Monday, December 20, 2010 at 1:00 pm ET.
To access the call please dial (888) 753-4238 from the United States, or (706) 643-3355 from outside the U.S. The conference call I.D. number is 33278208. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call can be accessed through January 3, 2011 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The conference call I.D. number is 33278208.
The call will also be available as a live webcast which can be accessed at AMC’s Investor Relations Website at http://www.ascentmediacorporation.com/Investor-Relations.aspx.

About Ascent Media Corporation
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiaries, which include Monitronics and Ascent Media Group, LLC (“AMG”). AMG is currently engaged primarily in the business of providing content and creative services to the media and entertainment industries in the United States, the United Kingdom and Singapore.
AMG Transactions
On November 24, 2010, Ascent announced the execution of a definitive agreement to sell the Creative Services and Media Services businesses of AMG to Deluxe Entertainment Services Group Inc. for aggregate net cash consideration to Ascent of approximately $68 million, subject to adjustment. The sale of the Creative Services and Media Services businesses to Deluxe is expected to close on or about December 31, 2010. On December 3, 2010, Ascent announced execution of a definitive agreement to sell the Content Distribution business of AMG to Encompass Digital Media, Inc. for aggregate net cash consideration to Ascent of approximately $113 million, subject to adjustment. The sale of the Content Distribution business to Encompass is subject to shareholder and regulatory approval, and is expected to close on or about February 28, 2011.
About Monitronics International
Founded in 1994, Monitronics International is one of the nation’s largest, fastest-growing home security alarm monitoring companies. Headquartered in Dallas, the company provides monitored business and home security system services to more than 665,000 residential and commercial customers through its network of nationwide, independent authorized dealers.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected synergies and operating performance of Monitronics, the potential sale of the Content Distribution, Creative Services and Media Services divisions and other matters that are not historical facts. These forward looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: Ascent’s ability to integrate the newly acquired Monitronics and Ascent’s ability to satisfy the conditions to the sale of any of the Content Distribution, Creative Services and Media Services divisions. These forward looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.

NON-GAAP Financial Measures
This press release includes a discussion of EBITDA, which is a non-GAAP financial measure, of Monitronics International, Inc. Monitronics defines EBITDA as earnings before interest, taxes, depreciation and amortization (including the amortization of subscriber accounts). EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to net income or loss and is indicative neither of Monitronics’ operating performance nor of cash flows available to fund all of its cash needs. It is, however, a measurement Monitronics believes is useful to investors to evaluate its operating performance. EBITDA is also a measure that Monitronics believes is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to adjustments, by which Monitronics’ covenants are calculated under the agreements governing its debt obligations. Set forth below is the calculation of EBITDA and the reconciliation of EBITDA to net income (loss):

	2010	2009
Net Income (Loss)	$252	$(54,767)
Interest expense	57,561	54,107
Loss on debt refinancing	—	—
Provision (benefit) for income taxes	1,814	315
Depreciation	5,937	5,172
Amortization	118,834	110,623
Unrealized loss on derivative instruments	2,202	37,510

EBITDA	$186,600	$152,960

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

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